Exhibit 99.6

PROXY

FIRST TEXAS BHC, INC.

4100 INTERNATIONAL PLAZA, SUITE 900

FORT WORTH, TEXAS 76109

(817) 298-5735

SPECIAL MEETING OF SHAREHOLDERS

October 17, 2017

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Vernon W. Bryant, Jr. and Lisanne Davidson as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of First Texas BHC, Inc. (“First Texas”), which the undersigned is entitled to vote at the special meeting of shareholders to be held on October 17, 2017, at 4:00 p.m., local time at Shady Oaks Country Club, located at 320 Roaring Springs Road, Fort Worth, Texas 76114, or any adjournment thereof.

This proxy is solicited on behalf of our board of directors and will be voted in accordance with the undersigned’s instructions set forth herein. If no instruction is given, this proxy will be voted FOR each of Proposals 1 and 2.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1 AND 2:

PROPOSAL 1 – To approve the Agreement and Plan of Merger, dated as of January 23, 2017, as amended on July 19, 2017, by and between Simmons First National Corporation and First Texas pursuant to which First Texas will merge with and into Simmons (the “First Texas Merger Proposal”).

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 2 – To adjourn the First Texas special meeting, if necessary or appropriate, to solicit additional proxies in favor of the First Texas Merger Proposal.

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

PLEASE SIGN BELOW AND RETURN IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.

Date:
Print Shareholder Name

Signature of Shareholder(s)

Date:
Print Joint Shareholder Name

Signature of Joint Shareholder(s)

Instructions for Signatures:

When shares are held jointly, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or in an entity capacity, please give full title. If more than one trustee, all should sign.